                                                                Exhibit 16(i)

SCHWAB ONESOURCE PORTFOLIOS -
GROWTH ALLOCATION
TOTAL RETURN FOR THE PERIOD FROM:  INCEPTION
                                   (11/18/96)
                                   THROUGH
                                   2/28/97


                                -----------------------------------------------------------------------------------------
                                             DISTRIBUTION                 DIVIDENDS     DIVIDENDS       TOTAL
                                PERIOD          FACTOR          NAV          ($)        (SHARES)        SHARES
                                -----------------------------------------------------------------------------------------
BEGINNING NAV AND SHARES:       11/18/96                       $10.00           0             0         1,000.000
                                12/96           $0.1374          9.95     $137.40        13.809         1,013.809
                                1/97                                            0             0         1,013.809

ENDING NAV AND SHARES:          2/28/97                        $10.17           0             0         1,013.809
                                -----------------------------------------------------------------------------------------
ENDING REDEEMABLE VALUE:        $10,310.44

TOTAL RETURN:                   3.10%
